                                                                   Exhibit 10.12


                                 FIRST AMENDMENT
                                       TO
                     THIRD AMENDED AND RESTATED CONSOLIDATED
               REPLACEMENT CREDIT FACILITY AND SECURITY AGREEMENT
               --------------------------------------------------


         THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CONSOLIDATED REPLACEMENT CREDIT FACILITY AND SECURITY AGREEMENT (this "Agreement") dated as of October 10, 1997, is entered into by and between INTERNATIONAL TOTAL SERVICES, INC., an Ohio corporation ("Borrower"), and BANK ONE, NA, successor by merger to BANK ONE, CLEVELAND, NA, a national bank (the "Bank").

                                   WITNESSETH

         WHEREAS, the Borrower and the Bank are parties to that certain Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement dated as of March 31, 1997 (the "Loan Agreement", all terms defined in said Loan Agreement being used herein with the same meaning), pursuant to which the Bank has made a $2,000,000 Term Loan to the Borrower evidenced by a Note dated March 31, 1997 and payable to the Bank, the final installment of principal thereunder being due on November 1, 1997; and also pursuant to which the Bank has made a $900,000 Domestic Term Loan to the Borrower evidenced by a Note dated February 1, 1996 and payable to the Bank, the final installment of principal thereunder originally being due on June 30, 1996, but now due on December 31, 1997; and also pursuant to which the Bank has agreed to make a $10,5000,000 Revolving Loan to the Borrower until March 31, 1999 evidenced by a Note dated March 31, 1997 and payable to the Bank, such Note being payable on demand; and

         WHEREAS, the Borrower and the Bank have agreed to amend the Loan Agreement (i) to extend the maturity date of the Revolving Loan to September 30, 1999; (ii) to modify certain definitions in Section 1 of the Loan Agreement, to modify certain provisions of Section 2 of the Loan Agreement and to modify certain convents in Section 8 of the Loan Agreement; and (iii) to increase the Revolving Loan to an aggregate of $30,000,000;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Bank agree as follows:

                                    AGREEMENT

Section 1.        AMENDMENT OF LOAN AGREEMENT.
                  ----------------------------

         A. The definitions of "Commitment", "Contract Rate", and "Notes" set forth in Section 1 of the Agreement are, effective the Effective Date, hereby amended and restated to read in their entirety as follows:

                  COMMITMENT - Lender's letter to Borrower dated March 21, 1997, as accepted by Borrower on March 25, 1997 and Lender's letter to Borrower dated June 11, 1997, containing Option A and B as accepted by Borrower on June 11, 1997 as to Option B.

                  CONTRACT RATE - A fluctuating rate established as follows:

BORROWER'S TOTAL DEBT TO TANGIBLE NET WORTH                                   CONTRACT RATE
-------------------------------------------                                   -------------
         greater than 17.0 to 1.0                                                 Default Rate
greater than 14.0 to 1.0 and  less than or equal to 17.0 to 1.0          Base Rate plus 3.00% per annum
greater than 11.0 to 1.0 and less than or equal to 14.0 to 1.0           Base Rate plus 2.50% per annum
greater than 8.0 to 1.0 and  less than or equal to 11.0 to 1.0           Base Rate plus 2.00% per annum
greater than 6.0 to 1.0 and  less than or equal to 8.0 to 1.0            Base Rate plus 1.50% per annum
greater than 4.0 to 1.0 and  less than or equal to 6.0 to 1.0            Base Rate plus 1.00% per annum
greater than 3.0 to 1.0 and  less than or equal to 4.0 to 1.0            Base Rate plus 0.75% per annum
greater than 2.0 to 1.0 and  less than or equal to 3.0 to 1.0                       Base Rate
greater than 1.0 to 1.0 and  less than or equal to 2.0 to 1.0            LIBOR Rate plus 2.50% per annum
greater than 0.5 to 1.0 and  less than or equal to 1.0 to 1.0            LIBOR Rate plus 2.00% per annum
        less than 0.50 to 1.0                                            LIBOR Rate plus 1.50% per annum

For the purposes of this definition, Borrower's Total Debt shall be defined as all accruals and payables for payroll and payroll related liabilities, plus all Lender financing and Borrower's Tangible Net Worth shall be defined as net worth less all or any capitalized value of contracts acquired after the completion of Borrower's Initial Public Offering, and any other intangible asset which may arise after the completion of Borrower's Initial Public Offering.

                  NOTES - The Amended and Restated Replacement Promissory Note (Revolving Loan) and any other promissory note or other instrument evidencing the Borrower's obligation to repay any Obligations.

         B. The following definitions of "Initial Public Offering" and "LIBOR Rate" are, effective the Effective Date, hereby added to Section 1 of the Agreement to read in their entirety as follows:

                  INITIAL PUBLIC OFFERING - Borrower's initial offering of stock to the public pursuant to the prospectus dated September 19, 1997 and filed with the SEC on September 19, 1997, the proceeds of which were, in part, used to satisfy all indebtedness of Borrower to Seidler.

                  LIBOR RATE - The rate of interest determined on the basis of the offered rate of deposits in U.S. dollars in the London interbank market, commonly referred to as the London Interbank Offered Rate ("LIBOR"), for one and three month periods, as elected by Borrower at the time of any advance under the Revolving Loan as provided in Section 2.3 (A) of this Agreement; provided, however, that Borrower shall not elect a period extending beyond the maturity date of the Revolving Loan.

         C. Subsections 2.3(A), (B) and (C) of the Agreement are, effective the Effective Date, amended and restated to read in their entirety as follows:

                  2.3      Revolving Loan.
                           ---------------

                  (A) REVOLVING LOAN. Subject at all times to the terms hereof, the Lender will, from and after October 10, 1997 until September 30, 1999 make such loans to the Borrower as from time to time the Borrower requests (the "Revolving Loan") consisting of advances made by Lender against the value of Eligible Accounts-Domestic and Eligible Accounts-Foreign. Subject to the provisions of Subsection (B) of this Section 2.3, the aggregate unpaid principal of the Revolving Loan outstanding at any one time shall not exceed the lesser of
(a) the line of credit approved for Borrower, which is currently Thirty Million Dollars ($30,000,000), less the face amount of all outstanding Letters of Credit issued by Lender for the account of Borrower or (b) the sum of (i) eighty percent (80%) of the unpaid face amount of Eligible Accounts-Domestic (or such other percentages of Eligible Accounts-Domestic as may from time to time be fixed by the Lender upon notice to the Borrower) and (ii) the lesser of fifty percent (50%) of the unpaid face amount of Eligible Accounts-Foreign (or such other percentages of Eligible Accounts- Foreign as may from time to time be fixed by the Lender upon notice to the Borrower) or Three Hundred Fifteen Thousand Dollars ($315,000) less fifty percent (50%) of the Borrower's accrued payroll and related expenses account calculated at the most recent calendar month-end (or such other dollar amount as may from time to time be fixed by the Lender upon notice to the Borrower).

                  (B) MAXIMUM BORROWINGS AVAILABLE UNDER REVOLVING LOAN. Notwithstanding anything to the contrary contained in this Section 2.3, at no time shall the loans outstanding at any time under the Revolving Loan exceed the sum of Thirty Million Dollars ($30,000,000), less the face amount of all outstanding Letters of Credit issued by Lender for the account of Borrower.

                  (C) PAYMENT. The Revolving Loan shall be payable on September 30, 1999 and bear interest as provided in Section 2.3(D) of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Revolving Note, but in the absence of such revolving promissory note shall be evidenced by the Lender's record of disbursements and repayments.

         D. Section 2.12 of the Agreement is, effective the Effective Date, hereby amended and restated to read in its entirety as follows:

                   2.12 COMMITMENT FEE. Borrower shall pay to Lender annually, in advance, on the date of this Agreement and on October 10, 1998, and, if the Revolving Loan is hereafter renewed, on the date of renewal and annually thereafter if renewed for a period of more than one (1) year, a commitment fee (the "Commitment Fee") of forty-five hundredths of one percentage point (0.45%) of the maximum borrowings available under the Revolving Loan pursuant to Section 2.3(B) of this Agreement, whether the Borrower shall be entitled to request such amount pursuant to Section 2.3(A) of this Agreement or not.

         E. Subsection 8.1(H) of the Agreement is, effective the Effective Date, hereby amended and restated to read in its entirety as follows:

                  (H) Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions and permit the Lender annually, in its discretion, to conduct two (2) or three (3) field examinations and an audit as set forth in the Commitment, at Borrower's expense.

         F. Subparagraph (v) of Subsection 8.1(I) of the Agreement is, effective the Effective Date, hereby amended and restated to read in its entirety as follows:

                  8.1(I)(v) Concurrently with each request for an advance under the Revolving Loan, and monthly, weekly or daily according to the schedule below on the last day of each month, week or day according to the schedule below, a certificate prepared by the chief financial officer or president of Borrower in the form attached hereto as EXHIBIT A, which certificate may be delivered to Lender by telecopy and on the first business day of each week Borrower shall submit to Lender a certificate (certified by the President or Chief Financial Officer of Borrower as of the last lay of the preceding week) that payroll taxes for which Borrower is obligated through and as of the date of the certificate have been paid in full or remitted when due. The Borrower shall also provide to Lender on or before the 10th day of each month, a monthly reconciliation of unbilled Accounts Receivable for the preceding month and, on or before the 30th day of each month, a monthly reconciliation between Accounts Receivable as shown on its

CLEVELAND/0041673.03



General Ledger and Borrowing Certificates for the preceding month, each in form acceptable to Lender and including such detail as the Lender shall require.

         Borrowing Certificate Frequency                     Leverage Ratio
         -------------------------------                     --------------
                  Monthly                         less than or equal to 2.0 to 1.0
                  Weekly                          greater than 2.0 to 1.0 and less than or equal to 4.0 to 1.0
                  Daily                           greater than 4.0 to 1.0

         G. Subsection 8.1(O) of the Agreement is, effective the Effective Date, hereby amended and restated to read in its entirety as follows:

                   (O) Maintain at all times a Tangible Net Worth equal to or greater than Five Hundred Thousand Dollars ($500,000) commencing September 30 1997 and thereafter, and maintain at all times Stockholder's Equity as set forth below commencing September 30, 1997 and thereafter, such covenants to be calculated monthly in accordance with GAAP based on Borrower's internally prepared interim financial statements.

         NET PROCEEDS OF INITIAL PUBLIC OFFERING                             STOCKHOLDER'S EQUITY
         ---------------------------------------                             --------------------
         greater than $18,000,000 and less than or equal to $19,000,000        $20,500,000
         greater than $19,000,000 and less than or equal to $20,000,000        $21,500,000
         greater than $20,000,000 and less than or equal to $21,000,000        $22,500,000
         greater than $21,000,000 and less than or equal to $22,000,000        $23,500,000
         greater than $22,000,000                                              $24,000,000

         H. Subsection 8.1(P) of the Agreement is, effective the Effective Date, hereby amended and restated to read in its entirety as follows:

                  (P) Maintain Debt Coverage (as defined herein) not less than
2.5 to 1.0 at September 30, 1997 and thereafter. "Debt Coverage" as used in this
Section 8.1(P) means the ratio of Borrower's net income, plus depreciation and amortization and net interest paid to Lender, less dividends, purchases of treasury stock and capital expenditures, to the amount of all principal and interest payable to Lender calculated quarterly in accordance with GAAP based upon Borrower's quarterly and fiscal year-end financial statements.

         I. Subsection 8.1(Q) of the Agreement is, effective the Effective Date, hereby amended and restated to read in its entirety as follows:

                  (Q) Maintain at all times a ratio of total unsubordinated liabilities (including deferred liabilities and/or deferred income), computed in accordance with GAAP, to Tangible Net Worth equal to or less than 17.0 to 1.0 commencing September 30, 1997 and thereafter, and a ratio of funded bank debt to EBITDA of not more than 3.0 to 1.0 commencing September 30, 1997 thereafter, to be tested quarterly beginning September 30, 1997, such covenants to be calculated in accordance with GAAP based on Borrower's fiscal year-end financial statements.

         J. Subsection 8.2(A) of the Agreement is, effective the Effective Date, hereby amended and restated to read in its entirety as follows:

                  (A) Merge or consolidate with, or acquire all or any substantial portion of the assets or capital stock of, any Person.

         K. Subsection 8.2(K) of the Agreement is, effective the Effective Date, hereby amended and restated to read in its entirety as follows:

                  (K) Make Capital Expenditures during any fiscal year of Borrower which, in the aggregate, exceed Two Million Dollars ($2,000,000).

         L. EXHIBIT I attached to the Agreement is, effective the Effective Date, hereby amended to delete item number 3 contained therein.

         M. EXHIBIT J attached to the Agreement is, effective the Effective Date, hereby amended to delete item number 5 contained therein.

Section 2.                 EFFECTIVE DATE OF THE AGREEMENT.
                           --------------------------------

         The effective date of this Agreement ("Effective Date") shall be the date on which all conditions precedent and all conditions subsequent have been satisfied, or waived by the Bank in writing.

Section 3.                 CONDITIONS PRECEDENT.
                           ---------------------

         Borrower hereby acknowledges and agrees that the effectiveness of this Agreement is conditioned upon the receipt by the Bank, on or prior to the date hereof, in form and substance satisfactory to the Bank and its counsel, of the following:

         A. A certificate, dated as of the date hereof, signed by the President of Borrower and to the effect that:

                  1) As of said date, no Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or passage of time, or both, would be an Event of Default; and

                  2) The representations and warranties of Borrower set forth in Section 7 of the Loan Agreement are true and correct as of such date; and

                  3) Borrower is in compliance with all of the terms and conditions set forth in the Loan Agreement on and as of said date.

         B. A certificate, dated as of the date hereof, signed by the Secretary of Borrower certifying as follows:

                  1) Borrower's Articles of Incorporation and Code of Regulations have not been modified or amended since August 11, 1995 (or certifying that true, correct and complete copies of all such modifications and amendments are attached thereto); and

                  2) Copies of resolutions of Borrower's Board of Directors are attached thereto with respect to the approval of this Agreement and of the matters contemplated hereby and authorizing the execution, delivery and performance of this Agreement and each other document, instrument, agreement or note to be delivered pursuant hereto; and

                  3) As to the incumbency and signatures of the officers of Borrower signing this Agreement and each other document, instrument, agreement or note to be delivered pursuant hereto.

         C. The Amended and Restated Replacement Promissory Note (Revolving
Loan) in the form of EXHIBIT A attached hereto, with all blanks completed, duly executed and delivered by Borrower to Bank.

         D. An Acknowledgement, Consent and Agreement in the form of EXHIBIT B attached hereto, with all blanks completed, duly executed and delivered by Transport, NBC, and the Guarantors to Bank.

         E. Evidence that Borrower has completed its Initial Public Offering, including receipt by Borrower of at least Eighteen Million Dollars ($18,000,000) as a result of the sale of stock of Borrower pursuant to the Initial Public Offering, net of all costs and expenses whatsoever incurred by Borrower in connection with the Initial Public Offering.


         F. Evidence of repayment in full of all indebtedness of Borrower to Seidler, including receipt by Borrower from Seidler of fully executed UCC-3 Termination Statements for all outstanding UCC filings and the original promissory note of Borrower and all guarantys of the indebtedness of Borrower to Seidler marked "Paid in Full" or written acknowledgment from Seidler that Borrower's indebtedness to Seidler has been fully satisfied and all security interests and liens discharged or terminated.

         G. Evidence of repayment in full of all indebtedness of Robert A. Weitzel to Borrower.

         H. A fully executed Participation Agreement between the Bank and IBJ Schroder Business Credit Corporation ("IBJ Schroder"), pursuant to which IBJ Schroder agrees to participate $10,000,000 of the Revolving Loan, together with receipt by the Bank from IBJ Schroder of all funds necessary to consummate such participation.

         I. The written opinion of counsel for Borrower as to the enforceability of this Agreement, the Loan Agreement, the Note, and each of the other Credit Documents and covering such other issues thereunder as requested by the Bank and its counsel.

         J. Such other documents, instruments, agreements and notes as the Bank may reasonably request to implement this Agreement and the transactions contemplated hereby and by the Loan Agreement.

SECTION 4.  FEES AND EXPENSES.
            ------------------

         Borrower shall pay all out-of-pocket fees and expenses incurred by the Bank in connection with the preparation, negotiation, execution and delivery of this Agreement, the promissory notes, guaranty, participation agreement, and all the other agreements, documents or certificates required or contemplated hereby, including, without limitation, legal fees and expenses of the Bank. Borrower shall pay a closing fee to IBJ Schroder of $25,000 and shall also pay all out-of-pocket fees and expenses incurred by IBJ Schroder in connection with the preparation, negotiation, execution and delivery of the Participation Agreement, including, without limitation, legal fees and expenses of IBJ Schroder.

SECTION 5.  REFERENCES.
            -----------

         On and after the effective date of this Agreement, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Loan

Agreement, and in the Note to the "Loan Agreement", "thereof", or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as previously amended and as amended hereby. References to Exhibit C-1 in the definition of "Revolving Note" in the Loan Agreement shall be deemed to refer to the Promissory Note, a copy of which is attached hereto as EXHIBIT A. References in the Loan Agreement, Note and other Credit Documents to Bank One, Cleveland, NA shall mean and refer to Bank One, NA as successor to Bank One, Cleveland, NA. The Loan Agreement, as previously amended and as amended by this Agreement, and all Credit Documents are and shall continue to be in full force and effect and are hereby and in all respects ratified and confirmed. References to the Loan Agreement in the Note shall be deemed to include all amendments to the Loan Agreement whether specified in the Note or not.

SECTION 6.  Applicable Law.
            ---------------

         This Agreement shall be deemed to be a contract under the laws of the State of Ohio, and for all purposes shall be construed in accordance with the laws of the State of Ohio.

SECTION 7.  Counterparts.
            -------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any one of the parties hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

BANK ONE, NA                                 INTERNATIONAL TOTAL SERVICES, INC.



By /s/ James G. Zamborsky                   By  /s/ Robert A. Weitzel
  -----------------------------                ---------------------------------
  Name:  James G. Zamborsky                    Name:  Robert A. Weitzel
  Title: Relationship Manager                  Title: Chief Executive Officer

                                   SCHEDULE 1
                                   ----------

                               List of Guarantors
                               ------------------



Domestic
--------

     Crown Technical Systems, Inc. (Ohio)

     T.I.S. Incorporated (Texas)

     Certified Investigative Services, Inc. (Texas)

     I.T.S. of New York, Inc. (New York)

     Selective Detective Services, Inc. (New Jersey)

Foreign
-------

     International Total Services, Ltd. (United Kingdom)

     International Transport Security, s.r.o. (Czech Republic)

     International Transport Services, Ltd. (Thailand)